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                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549



                            FORM 8-K/A
                          AMENDMENT NO. 1
                                TO
                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of report (Date of earliest event reported): December 1, 1997




               DAKOTA TELECOMMUNICATIONS GROUP, INC.
        (Exact Name of Registrant as Specified in Charter)



            DELAWARE               333-22025           91-1845100
     (State or Other Jurisdic-    (Commission        (IRS Employer
       tion of Incorporation)     File Number)    Identification No.)


            29705 453RD AVENUE
           IRENE, SOUTH DAKOTA                          57037-0066
 (Address of principal executive offices)               (Zip Code)


                          (605) 263-3301
       (Registrant's telephone number, including area code)


                          NOT APPLICABLE
   (Former name or former address, if changed since last report)

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Item 5.    OTHER EVENTS.

      In its Form 8-K Current Report, filed December 9, 1997, Dakota Telecommunications Group, Inc. ("Dakota") reported that effective December 1, 1997, Dakota acquired Futuristic, Inc., a South Dakota corporation doing business as DataNet, Inc. ("DataNet") by merging its wholly owned subsidiary with and into DataNet. In connection with the transaction, the former stockholders of DataNet collectively received 160,000 shares of common stock of Dakota Telecommunications Group, Inc. This Acquisition was disclosed in
Item 5 of the Form 8-K Current Report because the amount paid by Dakota in the acquisition exceeded 10 percent of the total assets of Dakota and its subsidiaries and such acquisition was therefore considered to be "significant" under the applicable instructions of Form 8-K.


Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
           EXHIBITS.

 (a)  Financial Statements of Business Acquired.

      The acquisition of DataNet by Dakota does not exceed the 20 percent threshold for any of the tests set forth in Item 310(c)(2) of Regulation S-B. Therefore, as permitted under Form 8-K for small business issuers, no financial statements or proforma financial information regarding DataNet is filed as part of the Form 8-K Current Report.

 (c) Exhibits. The Merger Agreement dated as of October 10, 1997, including the Articles of Merger and Plan of Merger, was filed as an exhibit to the Form 8-K Current Report filed December 9, 1997.




                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 6, 1998         DAKOTA TELECOMMUNICATIONS
                                 GROUP, INC.



                               By  /s/Craig A. Anderson
                                   Craig A. Anderson
                                   Executive Vice President -  Marketing and
                                   Chief Financial Officer